As filed with the Securities and Exchange Commission on November 7, 2005
                                                     Registration No. 333-


--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                     BIRNER DENTAL MANAGEMENT SERVICES, INC.
             (Exact name of registrant as specified in its charter)

             Colorado                                     84-1307044
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)

                       3801 East Florida Avenue, Suite 208
                             Denver, Colorado 80210
                                 (303) 691-0680
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


       Birner Dental Management Services, Inc. 2005 Equity Incentive Plan
                              (Full title of plan)


                                 Dennis N. Genty
                Chief Financial Officer, Secretary, and Treasurer
                     Birner Dental Management Services, Inc.
                       3801 East Florida Avenue, Suite 208
                             Denver, Colorado 80210
                                 (303) 691-0680
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ---------------------

                         Calculation of Registration Fee

====================== =================== ========================= =========================== ===================
 Title of securities       Amount to           Proposed maximum           Proposed maximum           Amount of
  To be registered      be registered(1)      offering price per      aggregate offering price    registration fee
                                                   share(2)
====================== =================== ========================= =========================== ===================

Common Stock, no par     150,000 shares             $19.68                   $2,952,000               $347.45
value
---------------------- ------------------- ------------------------- --------------------------- -------------------

1 Shares to be registered are in addition to the 150,000 shares of common stock registered by Birner Dental Management Services, Inc. (the Company) on October 3, 2005 (Registration Statement No. 333-128776). This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
2 Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices reported on the NASDAQ Capital Market on November 2, 2005 pursuant to Rule 457(c).

                                Explanatory Note

         On June 7, 2005, Birner Dental Management Services, Inc. (the "Company") adopted its 2005 Equity Incentive Plan (the "Plan"), which authorized the issuance of up to 150,000 shares of the Company's common stock, no par value, pursuant to awards made under the terms of the Plan. The Plan provided that the number of shares of common stock authorized for issuance pursuant to the Plan would be adjusted in the event of any stock dividend, stock split, recapitalization or similar transaction, and on August 8, 2005, the Company completed a two-for-one split of its common stock, resulting in a total 300,000 shares of common stock being issuable under the terms of the Plan, as adjusted for the stock split. The Company filed a Registration Statement on Form S-8, File No. 333-128776, on October 3, 2005, pertaining to the shares issuable under the Plan; however, the registration statement did not reflect the stock split and therefore did not register all of the shares of the Company's common stock issuable pursuant to the Plan on a post-split basis. This registration statement registers the additional shares issuable pursuant to the Plan as a result of the stock split.

         The Company has prepared this Registration Statement in accordance with the requirements of Form S-8. Pursuant to General Instruction E of Form S-8, the contents of Registration Statement No. 333-128776 relating to the Plan are hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.


         Birner Dental Management Services, Inc. incorporates by reference the following documents filed with the Securities and Exchange Commission:

         o Our annual report on Form 10-K, filed March, 29, 2005, which contains audited financial statements for our fiscal year ended December 31, 2004, the latest fiscal year for which such statements have been filed.

         o        Our quarterly report on Form 10-Q, filed August 15, 2005.

         o        Our quarterly report on Form 10-Q, filed May 16, 2005.

         o All our other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year ended December, 31, 2004.

         o The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (SEC File No. 333-36391) filed with the Commission on September 25, 1997, as amended.

         You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

                               Corporate Secretary
                     Birner Dental Management Services, Inc.
                       3801 East Florida Avenue, Suite 208
                             Denver, Colorado 80210
                                 (303) 691-0680

         All the reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and before the filing of a post-effective amendment which indicates that all of the shares of common stock offered have been sold or which deregisters all shares of the common stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this registration statement from the date of filing of the documents.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or incorporated by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

                  The following is a list of all exhibits filed as part of this registration statement or, as noted, incorporated by reference into this registration statement:

Exhibit No.             Description and Method of Filing
Exhibit 5.1             Opinion of Faegre & Benson LLP.
Exhibit 10.1            Birner Dental  Management  Services,  Inc. 2005 Equity
                        Incentive Plan  (Incorporated by reference to Exhibit
                        A to our definitive proxy statement filed on April 27,
                        2005).
Exhibit 10.2            Form of  Restricted  Stock  Agreement  and  Restricted
                        Stock Award Grant Notice under Birner Dental  Management
                        Services, Inc. 2005 Equity Incentive Plan (Incorporated by reference to Exhibit 10.2 to our Form 8-K filed on July 17, 2005)
Exhibit 23.1            Consent of Hein & Associates LLP, independent registered
                        public accounting firm.
Exhibit 23.2            Consent of Faegre & Benson LLP (Included in Exhibit 5.1)

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 7, 2005.

                               BIRNER DENTAL MANAGEMENT SERVICES, INC.
                           By
                                     /s/ Frederic W.J. Birner
                                     ----------------------------
                                     Frederic W.J. Birner
                                     Chief Executive Officer and
                                     Chairman of the Board

                           By
                                     /s/ Dennis N. Genty
                                     ----------------------------
                                     Dennis N. Genty
                                     Chief Financial Officer, Secretary and
                                     Treasurer



         Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement and any amendment thereto has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Date:  November 7, 2005              /s/ Frederic W.J. Birner
                                     -------------------------------------------
                                     Frederic W.J. Birner, Chairman of the Board
                                     Chief Executive Officer and Director
                                     (Principal Executive Officer)

Date:  November 7,  2005             /s/ Mark A. Birner
                                     -------------------------------------------
                                     Mark A. Birner, D.D.S.,
                                     President and Director


Date:  November 7,  2005             /s/ Dennis N. Genty
                                     -------------------------------------------
                                     Dennis N. Genty, Chief Financial Officer,
                                     Secretary and Treasurer (
                                     Principal Financial and Accounting Officer)


Date:  November 7,  2005             /s/ Brooks G. O'Neil
                                     -------------------------------------------
                                     Brooks G. O'Neil, Director


Date:  November 7,  2005            /s/ Paul E. Valuck
                                    --------------------------------------------
                                    Paul E. Valuck, D.D.S., Director


Date:  November 7,  2005            /s/ Thomas D. Wolf
                                    --------------------------------------------
                                    Thomas D. Wolf, Director

                                  Exhibit Index

Exhibit No.             Description and Method of Filing
Exhibit 5.1             Opinion of Faegre & Benson LLP.
Exhibit 10.1            Birner Management Services,  Inc. 2005 Equity Incentive
                        Plan (Incorporated by reference to Exhibit A to the Company's definitive proxy statement filed on April 27,
                        2005).
Exhibit 10.2            Form of  Restricted  Stock  Agreement  and  Restricted
                        Stock Award Grant  Notice under Birner Management
                        Services, Inc. 2005 Equity Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Company's Form 8-K filed on July 17, 2005)
Exhibit 23.1            Consent of Hein & Associates LLP, independent registered
                        public accounting firm.
Exhibit 23.2            Consent of Faegre & Benson LLP (Included in Exhibit 5.1)